UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 19, 2009

W2 ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-52277	20-1740321
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Densley Avenue Toronto, Ontario M6M 2R1 (Address of principal executive offices) (zip code)

(416) 246-1100 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On January 19, 2009, we received a fully executed copy of a License Agreement for Country of India (the “License Agreement”), dated effective as of December 30, 2008, between us and Alpha Renewable Energy, LLC.  Under the terms of the License Agreement, we have licensed to Alpha Renewable our expertise and technology for the creation of synthetic diesel and electricity from biomass, our plasma reactor, our GTL reactor, and our small electrical generating systems for their use, manufacture, marketing and promotion exclusively in the country of India.  The License Agreement is for a term of ten (10) years and provides for an automatic ten (10) year renewal if certain conditions are met.

In exchange for the license, Alpha Renewable will pay us the sum of Five Hundred Thousand Dollars ($500,000), payable (i) $100,000 upon signing of the License Agreement, (ii) $100,000 upon delivery of the manufacturing drawings and plants, (iii) $100,000 upon the start of production, (iv) $100,000 within 12 months from the start of production, and (v) $100,000 within 24 months from the start of production.  In addition, Alpha Renewable will pay us a royalty equal to six percent (6%) of the gross annual sales from any equipment incorporating the licensed technology.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	License Agreement for Country of India dated effective as of December 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W2 Energy, Inc.,
a Nevada corporation

Dated: January 20, 2009	/s/ Michael McLaren
By: Michael McLaren
Its: President